EXHIBIT 99.1


[IRIS INTERNATIONAL COMPANY LOGO]

                                                                    NEWS RELEASE

CONTACTS:         CESAR GARCIA
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  818-709-1244 X123 OR
                  RON STABINER, THE WALL STREET GROUP, INC.
                  212-888-4848

FOR IMMEDIATE RELEASE:

                     IRIS REPORTS RECORD 3RD QUARTER REVENUE

                ACHIEVES 40% GROWTH IN SEASONALLY SLOWEST PERIOD

CHATSWORTH, CALIF., OCT. 26, 2004 - IRIS INTERNATIONAL, INC. (NASDAQ: IRIS) today announced record revenues of $11.8 million for the third quarter ended
Sept. 30, 2004, a 40% increase in revenues that came during the Company's traditional seasonally slowest period. The increase was attributed to strong domestic and overseas sales of the Company's new iQ(R)200 Automated Urinalysis Analyzer, growing recurring revenues from consumables and a strong contribution from the Company's StatSpin(R) small laboratory devices subsidiary.

Key highlights:

         o        REVENUES UP 40% TO $11.8 MILLION VS. $8.4 MILLION

         o        OPERATING PROFIT OF $1.3 MILLION VS. $290,000

         o        NET INCOME OF $481,000 VS. $128,000

         o        EBITDA OF $1.7 MILLION VS. $574,000

         o        STATSPIN REVENUES UP 55% TO $2.4 MILLION

         o        269 iQ200 ANALYZERS SHIPPED SINCE PRODUCT LAUNCH

         o        FIRST  SHIPMENTS  OF  IQ200  ANALYZERS  TO  JAPANESE  BUSINESS
                  PARTNER

         o        SALES OF CONSUMABLES, SUPPLIES AND SERVICES CONTINUED TO GROW

         o STRONG BALANCE SHEET, NO DEBT AND LIQUIDITY OF APPROXIMATELY $30 MILLION

"I am pleased to report that we achieved the highest quarterly revenues in the Company's history," stated Cesar Garcia, Chief Executive Office of IRIS. "We are experiencing sustained growth due to the fast penetration of our iQ200 platform, a key element of our strategy. We continue to focus on the aggressive placement of our new iQ200 analyzer platform in order to generate recurring high margin consumables in future periods. During the quarter, our revenues increased 40% in comparison to our third quarter of 2003, and year to date revenues are running 49% ahead of 2003."

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Mr.  Garcia  added that,  "2004 is a  transition  year for IRIS,  which makes it difficult to estimate future results on a quarter-by-quarter basis. The rapid adoption of our iQ200 system platform has offset an expected decline in third quarter revenue, a period that has been traditionally affected by significant seasonality," he said. "Most importantly, we met our earnings expectations in spite of recording a non-cash impairment charge of $531,000 ($0.02 per share) on a security held by IRIS since 1999, whose market value had declined this year. The remaining carrying value for this investment on our books is now $180,000. In addition, IRIS incurred approximately $200,000 relating to compliance with The Sarbanes-Oxley Act of 2002 -- Section 404. As a result of the recent increase in our market capitalization, which currently stands around $125 million, IRIS became an `accelerated filer' June 30, 2004.

"We continue our emphasis on international sales with the ultimate goal of increasing our urinalysis business internationally, a large market segment where IRIS previously could not compete effectively with its legacy products. The positive results that we anticipated are now beginning to materialize. For the first nine months of 2004, international sales represented 19% of net revenues compared with 10% a year ago," Mr. Garcia stated.

As previously announced, the Iris Diagnostics Division shipped 15 iQ200 analyzers to ARKRAY, the Company's Japanese business partner, to support the recent launch of the iQ200 in Japan. IRIS also received a multiple systems order from a U.S. Department of Veterans Affairs (VA) region, which recently standardized its laboratories to IRIS urinalysis technology. These orders significantly contributed to offsetting a sales decline that traditionally occurs in the third quarter due to seasonality. The Company has shipped a total of 269 iQ200 analyzers since the product was launched in August 2003.

The StatSpin subsidiary also posted 55% revenue growth related to strong OEM sales to their veterinary segment partner, shipments of their new DNA processing workstation, THERMOBRITE, and a significant increase in the North American clinical business.

As previously mentioned, net revenues for the third quarter ended Sept. 30, 2004 rose 40% to $11.8 million, compared with $8.4 million in the corresponding quarter of 2003. Net income was $481,000, or $0.03 per diluted share, on 16.7 million weighted average diluted shares outstanding, compared with $128,000, or $0.01 per diluted share, on 12.5 million weighted average diluted shares outstanding in the third quarter of 2003. The increase in average shares outstanding generally was the result of financing activities over the last year.

For the nine months ended Sept. 30, 2004, net revenues rose 49% to $31.5 million, compared with $21.1 million in the first nine months of 2003. Net income was $1.4 million, or $0.09 per diluted share on 15.3 million weighted average diluted shares outstanding, compared with a net loss of $611,000, or $0.06 per diluted share on 11 million weighted average diluted shares outstanding in the year-ago period.

IRIS' gross profit margin was 49% versus 51% in the prior year quarter; the decrease is a result of increased sales of instruments and consumables to international distributors at lower margins as well as lower service profits due to the large number of units under warranty for the first year.

Mr. Garcia also noted that IRIS' Balance Sheet remains strong with no debt and significant liquidity. At Sept. 30, 2004, IRIS had approximately $13.3 million in cash, including $1.6 million received in July through the exercise of warrants to purchase 853,040 shares of the Company's Common Stock.

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The urinalysis  segment of the business  accounted for  approximately 80% of the
Company's revenues. "We are also pleased that shipments of consumables and supplies, and services are growing and represent 45% of net revenues in the third quarter," Mr. Garcia stated. "We anticipate that consumable revenue growth will continue during the remainder of 2004."

IRIS wholly owned StatSpin subsidiary continued to report strong growth during the third quarter. Revenues from the subsidiary's small laboratory devices, such as blood centrifuges, rose to $2.4 million for the third quarter, up from $1.5 million, a 55% increase over the year-ago period. For the first nine months of 2004, StatSpin's revenues were 48% ahead of last year, averaging approximately $2.1 million per quarter.

Management  believes  that  EBITDA  is  one  of  the  important   indicators  of
performance since net income does not reflect the non-cash effects of IRIS' tax-loss carryforwards, depreciation and amortization and other non-cash items included in income. EBITDA for the third quarter of 2004 improved to $1,657,000 compared to EBITDA of $574,000 in the third quarter of 2003.

The differences between EBITDA and GAAP net income (loss) are as follows:



                                         THREE MONTHS ENDED   NINE MONTHS ENDED
                                            SEPTEMBER 30,       SEPTEMBER 30,
                                         ------------------   -----------------
                                          2004        2003      2004     2003
                                         -------    -------   -------   -------
                                                      (in thousands)

Net income (loss) ....................   $   481    $   128   $ 1,449   $  (611)
Depreciation and amortization ........       355        284     1,232       739
Interest expense (income), net .......       (31)        76       172       240
Write-down of investment securities ..       531       --         534      --
Income tax expense (benefit) .........       321         86       966      (407)
                                         -------    -------   -------   -------
EBITDA, as adjusted (A) ..............   $ 1,657    $   574   $ 4,353   $   (39)
                                         =======    =======   =======   =======


(a) EBITDA, as adjusted represents net income (loss) before interest expense (net of interest income), income tax expense (benefit), depreciation and amortization plus the non-cash write-down of an investment security. EBITDA is not determined in accordance with generally accepted accounting principles, is not indicative of cash provided by or used in operating activities and should not be considered in isolation, as an alternative to, or more meaningful than measures of performance determined in accordance with generally accepted accounting principles.

        SUMMARY FINANCIAL RESULTS (In thousands, except per share data):



                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                         SEPTEMBER 30,          SEPTEMBER 30,
                                      -------------------   -------------------
                                        2004       2003       2004       2003
                                      --------   --------   --------   --------
                                            (in thousands, except per share)

Net revenues .......................  $ 11,764   $  8,421   $ 31,464   $ 21,086
Gross profit margin ................     5,811      4,264     15,295     10,922
Operating income (loss) ............     1,302        290      3,120       (778)
Net income (loss) ..................       481        128      1,449       (611)
Basic income (loss) per share ......      0.03       0.01       0.10      (0.06)
Diluted income (loss) per share ....      0.03       0.01       0.09      (0.06)
Basic - average shares outstanding .    15,707     11,208     13,970     11,089
Diluted - average shares outstanding    16,709     12,451     15,328     11,089

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THE COMPANY WILL HOLD A CONFERENCE CALL WITH MEMBERS OF THE INVESTMENT COMMUNITY
AT  11:00  A.M.,   EASTERN  TIME  TODAY.   TO  PARTICIPATE  IN  THE  CALL,  DIAL
1-800-811-8824 APPROXIMATELY 10 MINUTES BEFORE THE CALL IS SCHEDULED TO BEGIN. INTERNATIONAL CALLERS SHOULD DIAL 913-981-4903. A WEBCAST OF THE CALL CAN BE ACCESSED AT www.proiris.com OR AT www.vcall.com.

THE COMPANY

IRIS International, Inc. (www.proiris.com) is a leader in automated urinalysis technology with systems in major medical institutions throughout the world. The Company's newest generation iQ200 Automated Urine Microscopy Analyzer, utilizing image flow cytometry, patented Automated Intelligent Microscopy (AIM) technology and neural network-based particle recognition, achieves a significant reduction in the cost and time-consuming steps involved in manual microscopic analysis. The Company's StatSpin(R) subsidiary, based in Norwood, Mass., manufactures innovative centrifuges and blood analysis products. Advanced Digital Imaging Research, LLC (ADIR), based near Houston, Texas, is the Company's imaging research and development subsidiary.

SAFE HARBOR PROVISION

This news release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company's views on future commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by phrases such as "thinks,"
"anticipates," "believes," "estimates," "expects," "intends," "plans," and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management's own knowledge and assessment of the Company's industry, competition and capital requirements. Other factors and uncertainties that could affect the Company's forward-looking statements include, among other things, the following: the acceptance by customers of our new iQ200 product platform, our substantial expansion of international sales and our reliance on key suppliers, the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures, as well as potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company's products; rapid technological change in the microelectronics and software industries; and increasing competition from imaging and non-imaging based in-vitro diagnostic products. The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.

                                 (TABLES FOLLOW)


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                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                    FOR THE THREE MONTHS ENDED
                                                             SEPT. 30,
                                                   ----------------------------
                                                       2004            2003
                                                   ------------    ------------

Sales of IVD instruments .......................   $  4,033,995    $  2,330,079
Sales of IVD consumables and service ...........      5,335,880       4,379,321
Sales of small laboratory devices and supplies .      2,376,489       1,534,873
Royalty and license revenues ...................         17,523         176,660
                                                   ------------    ------------

Net revenues ...................................     11,763,887       8,420,933
                                                   ------------    ------------

Cost of goods - IVD instruments ................      2,664,169       1,850,473
Cost of goods - IVD consumables and service ....      2,062,531       1,552,308
Cost of goods - small laboratory devices and
   supplies ....................................      1,226,021         754,192
                                                   ------------    ------------

Cost of goods sold .............................      5,952,721       4,156,973
                                                   ------------    ------------

Gross margin ...................................      5,811,166       4,263,960
                                                   ------------    ------------

Marketing and selling expenses .................      1,821,455       1,551,107
General and administrative expenses ............      1,627,711       1,383,649
Research and development, net ..................      1,059,880       1,039,511
                                                   ------------    ------------

Total operating expenses .......................      4,509,046       3,974,267
                                                   ------------    ------------

Operating income ...............................      1,302,120         289,693

Other income (expense):
   Interest income .............................         35,259           6,944
   Interest expense ............................         (4,398)        (83,358)
   Other income (expense) ......................       (531,366)            486
                                                   ------------    ------------

Income before income taxes .....................        801,615         213,765

Provision for income taxes .....................        320,646          85,506
                                                   ------------    ------------

Net income .....................................   $    480,969    $    128,259
                                                   ============    ============

Basic and diluted net income per share .........   $       0.03    $       0.01
                                                   ============    ============

Basic - average shares outstanding .............     15,706,922      11,208,431
                                                   ============    ============

Diluted - average shares outstanding ...........     16,708,906      12,450,707
                                                   ============    ============

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                            IRIS INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                      FOR THE NINE MONTHS ENDED
                                                             SEPT. 30,
                                                   ----------------------------
                                                        2004           2003
                                                   ------------    ------------

Sales of IVD instruments .......................   $ 10,094,038    $  3,735,792
Sales of IVD consumables and service ...........     14,731,901      12,691,198
Sales of small laboratory devices and supplies .      6,301,833       4,263,300
Royalty and license revenues ...................        336,249         395,616
                                                   ------------    ------------

Net revenues ...................................     31,464,021      21,085,906
                                                   ------------    ------------

Cost of goods - IVD instruments ................      7,116,244       3,340,848
Cost of goods - IVD consumables and service ....      5,825,949       4,650,072
Cost of goods - small laboratory devices and
   supplies ....................................      3,226,886       2,173,331
                                                   ------------    ------------

Cost of goods sold .............................     16,169,079      10,164,251
                                                   ------------    ------------

Gross margin ...................................     15,294,942      10,921,655
                                                   ------------    ------------

Marketing and selling expenses .................      5,052,678       3,740,814
General and administrative expenses ............      4,041,369       4,431,778
Research and development, net ..................      3,080,424       3,526,836
                                                   ------------    ------------

Total operating expenses .......................     12,174,471      11,699,428
                                                   ------------    ------------

Operating income (loss) ........................      3,120,471        (777,773)

Other income (expense):
   Interest income .............................         67,063          29,982
   Interest expense ............................       (239,300)       (270,457)
   Other income (expense) ......................       (533,483)            524
                                                   ------------    ------------

Income (loss) before income taxes (benefit) ....      2,414,751      (1,017,724)

Provision (benefit) for income taxes ...........        965,900        (407,090)
                                                   ------------    ------------

Net income (loss) ..............................   $  1,448,851    $   (610,634)
                                                   ============    ============

Basic net income (loss) per share ..............   $       0.10    $      (0.06)
                                                   ============    ============

Diluted net income (loss) per share ............   $       0.09    $      (0.06)
                                                   ============    ============

Basic - average shares outstanding .............     13,970,499      11,088,869
                                                   ============    ============

Diluted - average shares outstanding ...........     15,328,041      11,088,869
                                                   ============    ============

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                            IRIS INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                     SEPT. 30,       DEC. 31,
                                                       2004            2003
                                                   ------------    ------------
                                                    (Unaudited)
Current assets:
Cash and cash equivalents ......................   $ 13,258,733    $  2,443,995
Accounts receivable, net of allowance for
   doubtful accounts and sales returns of
   $477,174 and $312,066 .......................      7,859,002       7,193,058
Inventories, net ...............................      6,175,308       5,352,601
Prepaid expenses and other current assets ......        641,611         461,706
Investment available for sale ..................        179,616         581,910
Deferred tax asset .............................      1,573,431       1,573,431
                                                   ------------    ------------

   Total current assets ........................     29,687,701      17,606,701

Property and equipment, at cost, net of
   accumulated depreciation of $6,009,465
   and $5,510,111 ..............................      3,695,232       3,613,233
Goodwill .......................................        188,911         188,911
Software development costs, net of accumulated
   amortization of $2,048,008 and $1,655,458 ...      2,050,496       2,396,851
Deferred tax asset .............................      6,121,169       7,220,407
Inventories - long term portion ................        403,745         973,593
Other assets ...................................      1,044,093         480,734
                                                   ------------    ------------
Total assets ...................................   $ 43,191,347    $ 32,480,430
                                                   ============    ============

 Liabilities And Shareholders' Equity
Current liabilities:
Accounts payable ...............................   $  3,154,500    $  3,635,696
Accrued expenses ...............................      2,729,870       2,955,955
Short-term borrowings ..........................           --         2,900,000
Current portion of long-term debt ..............           --           350,000
Deferred revenue ...............................      1,020,906       1,150,643
                                                   ------------    ------------
     Total current liabilities .................      6,905,276      10,992,294

Long-term debt .................................           --         1,782,192
Deferred revenue, long term ....................        224,552         238,498
                                                   ------------    ------------

     Total liabilities .........................      7,129,828      13,012,984

Commitments and contingencies

Shareholders' equity:
Common stock, $.01 par value, authorized:
   50,000,000 shares, issued and outstanding
   shares:  15,877,463 and 11,901,461 ..........        158,724         119,013
Additional paid-in capital .....................     59,698,813      44,717,090
Unearned compensation ..........................       (121,061)        (44,843)
Accumulated other comprehensive income (loss) ..           --          (200,008)
Accumulated deficit ............................    (23,674,957)    (25,123,806)
                                                   ------------    ------------

Total shareholders' equity .....................     36,061,519      19,467,446
                                                   ------------    ------------
Total liabilities and shareholders' equity .....   $ 43,191,347    $ 32,480,430
                                                   ============    ============



IRIS-3Q2004
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